Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-188633, 333-185693, 333-181373, 333-165135, 333-162068, 333-157689, 333-143308, 333-127669, 333-125909) and on Form S-3 (No. 333-179873) of Leap Wireless International, Inc. of our report dated February 22, 2013, except for the effects of the restatement and revision described in Note 2 to the consolidated financial statements and the matter described in the fourth paragraph of Management’s Annual Report on Internal Control over Financial Reporting, and with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the revision discussed in Note 16, as to which the date is October 25, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

San Diego, California

October 25, 2013